AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                                INN-VESTORS, INC.

         INN-Vestors, Inc., pursuant to Section 78.403 of the Nevada Revised Statutes, adopts these Amended and Restated Articles of Incorporation, which accurately copy the Articles of Incorporation and all amendments in effect to date. The Articles of Incorporation, as restated and amended by these restated Articles of Incorporation are set forth below and contain no other changes in any provision.

         The following amendment and addition to the Articles of Incorporation was adopted by unanimous consent of the Board of Directors pursuant to Section
78.315 of the Nevada Revised Statutes and by Consent of Majority Stockholders pursuant to Section 78.320 of the Nevada Revised Statutes.

                                  ARTICLE III.

                            Authorized Capital Stock

         The total number of shares of stock that the corporation shall have authority to issue is 55,000,000, consisting of 50,000,000 shares of common stock, par value $.0001 per share ("Common Stock"), and 5,000,000 shares of preferred stock par value $.01 per share ("Preferred Stock").

         Shares of Preferred Stock of the Corporation may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the Board of Directors of the Corporation ("Board of Directors") prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the corporation entitled to vote generally in the election of the directors (the "Voting Stock"), voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

                                   ARTICLE V.

                                     Purpose

         The purpose of this corporation is to engage generally in any lawful business or activity.

                                   ARTICLE VI.

                               Assessment of Stock

         This capital stock of the corporation, after the amount of the subscription price or par value has been paid in, shall not be subject to pay debts of the corporation, and no paid up stock and no stock issued as fully paid up shall ever be assessable or assessed.

                                  ARTICLE VII.

                               Director Liability

         A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for conduct as a director, except for liability of the director for (i) acts or omissions that involve intentional misconduct or a knowing violation of law by the director, (ii) conduct which violates state law pertaining to unpermitted distributions to shareholders or loans to directors, or (iii) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.


                                  ARTICLE VIII.

                            Director Indemnification

         The corporation shall indemnify its directors against all liability, damage, or expense resulting from the fact that such person is or was a director, to the maximum extent and under all circumstances permitted by law; except that the corporation shall not indemnify a director against liability, damage, or expense resulting from the director"s gross negligence.


                                   ARTICLE IX.

                                    Amendment

         This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation in any manner now or hereafter permitted by statute. All rights of shareholders of the corporation and all powers of directors of the corporation are granted subject to this reservation.

                                   ARTICLE X.

                               Period of Existence

         The period of existence of this corporation shall be perpetual.

                                   ARTICLE X1.

                No Cumulative Voting Rights nor Preemptive Rights

         Shareholders of the Corporation shall not have cumulative voting rights nor preemptive rights.


         The Articles of Incorporation and all amendments and supplements to them are superseded by the following Amended and Restated Articles of Incorporation, which accurately copy the entire text as well as incorporate the amendments set forth above:

                            ARTICLES OF INCORPORATION

                                       OF

                                INN-VESTORS, INC.


                                   ARTICLE I.

                                      Name

         The name of this corporation is INN-VESTORS, INC.


                                   ARTICLE II.

                           Location and Resident Agent

         The principal office of the corporation is to be located at 502 East John Street, Carson City, Nevada and the name of the resident agent is CSC Services of Nevada, Inc.

                                  ARTICLE III.

                            Authorized Capital Stock

         The total number of shares of stock that the corporation shall have authority to issue is 55,000,000, consisting of 50,000,000 shares of common stock, par value $.0001 per share ("Common Stock"), and 5,000,000 shares of preferred stock par value $.01 per share ("Preferred Stock").

         Shares of Preferred Stock of the Corporation may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the Board of Directors of the Corporation ("Board of Directors") prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the corporation entitled to vote generally in the election of the directors (the "Voting Stock"), voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

                                   ARTICLE V.

                                    Directors

         The members of the governing board of the corporation shall be styled directors. The initial Board of Directors of this corporation consists of one director. The name and address of such director is as follows:

                  Keith Newton: 718 Bryer Way, Garland, Texas 75043.

         This initial director shall serve until the next annual meeting of shareholders or until the election and qualification of their successors. The number of directors constituting the Board of Directors of this corporation may be increased or decreased from time to time in the manner specified in the Bylaws of this corporation.

                                   ARTICLE V.

                                     Purpose

         The purpose of this corporation is to engage generally in any lawful business or activity.


                                   ARTICLE VI.

                               Assessment of Stock

         This capital stock of the corporation, after the amount of the subscription price or par value has been paid in, shall not be subject to pay debts of the corporation, and no paid up stock and no stock issued as fully paid up shall ever be assessable or assessed.

                                  ARTICLE VII.

                               Director Liability

         A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for conduct as a director, except for liability of the director for (i) acts or omissions that involve intentional misconduct or a knowing violation of law by the director, (ii) conduct which violates state law pertaining to unpermitted distributions to shareholders or loans to directors, or (iii) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.


                                  ARTICLE VIII.

                            Director Indemnification

         The corporation shall indemnify its directors against all liability, damage, or expense resulting from the fact that such person is or was a director, to the maximum extent and under all circumstances permitted by law; except that the corporation shall not indemnify a director against liability, damage, or expense resulting from the director"s gross negligence.

                                   ARTICLE IX.

                                    Amendment

         This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation in any manner now or hereafter permitted by statute. All rights of shareholders of the corporation and all powers of directors of the corporation are granted subject to this reservation.


                                   ARTICLE X.

                               Period of Existence

         The period of existence of this corporation shall be perpetual.

                                   ARTICLE X1.

                No Cumulative Voting Rights nor Preemptive Rights

         Shareholders of the Corporation shall not have cumulative voting rights nor preemptive rights.


         Signed this 13th day of September, 2002.


                                 INN-VESTORS, INC.

                                 By: /s/ David Loev
                                    ------------------------
                                 Name: David Loev
                                 Title: Assistant Secretary